Exhibit 99.3

GLOBAL STEM CELLS GROUP, INC.

Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

GLOBAL STEM CELLS GROUP, INC.

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$418,650	$461,263

Tax refund receivable	14,006	5,745
Total current assets	432,656	467,008
Property and equipment, net	26,961	32,413
Total assets	$459,617	$499,421

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$59,470	$18,731
Accounts payable – related party	5,080	14,796
Customer Advances	19,200	14,314
Notes payable, current portion	5,521	5,280
Total current liabilities	89,271	53,120

Long term liabilities
Notes payable, net of current portion	402,953	405,776
Total liabilities	$492,225	$458,897
Commitments and contingencies

Common stock, $0.001 par value; 50,000,000 shares authorized; 50,000,000 shares issued and outstanding for the six months ended June 30, 2021 and December 31, 2020, respectively	50,000	50,000
Additional paid in capital	162,200	162,200
Accumulated deficit	(244,808)	(171,676)
Total stockholders’ equity (deficit)	(32,608)	40,524
Total liabilities and stockholders’ equity (deficit)	$459,617	$499,421

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Six Months Ended June 30,
	2021	2020
Revenues, net	$415,199	$212,311
Cost of revenue	163,513	58,542
Gross profit	251,686	153,769

Operating expenses
Advertising and marketing	74,256	39,193
Professional fees	117,732	55,602
Depreciation expense	5,452	5,681
General and administrative	94,779	51,985
Total operating expenses	292,219	152,461

Other expense
Interest expense	(32,599)	(672)
Net (loss) income	$(73,132)	$636

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-In	Retained Earnings/ Accumulated	Stockholders’ (Deficit)
	Shares	Amount	Capital	(Deficit)	Equity

Balance, December 31, 2020	50,000,000	$50,000	$162,200	$(171,676)	$40,524
Net loss	-	-	-	(73,132)	(73,132)
Balance, June 30, 2021	50,000,000	$50,000	$162,200	$(244,808)	$(32,608)
Balance, December 31, 2019	50,000,000	50,000	200	(67,088)	(16,888)
Contributed capital	-	-	50,000	-	50,000
Net income	-	-	-	636	636
Balance, June 30, 2020	50,000,000	$50,000	$50,200	$(66,452)	$33,748

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) Income	$(73,132)	$636
Non-cash adjustments to reconcile net loss to net cash:
Depreciation expense	5,452	5,681
Changes in operating assets and liabilities:
Tax refund receivable	(8,261)	-
Accounts payable and accrued liabilities	40,739	(6,030)
Accounts payable-related party	(9,716)	(5,916)
Increase (decrease) customer advances	4,886	(27,100)
CASH USED IN OPERATING ACTIVITIES	(40,031)	(32,728)

CASH FLOWS FROM FINANCING ACTIVITIES
Principle payment on debt	(2,582)	(2,358)
Amounts contributed by shareholder	-	50,000
CASH (Used In) PROVIDED BY FINANCING ACTIVITIES	(2,582	47,642

Net increase (decrease) in cash and cash equivalents	(42,613)	14,914
Cash and cash equivalents, beginning of year	461,263	11,509

Cash and cash equivalents, end of period	$418,650	$26,423

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$8,261	$-
Cash paid for interest	$448	$672

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

June 30, 2021

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Global Stem Cells Group, Inc., Inc. (the “Company”) was originally organized under the laws of Florida in 2013, to cover every aspect of the regenerative medicine industry. Global Stem Cells Group brings leadership to every aspect of the Stem Cell and Regenerative Medicine fields, covering clinical research, patient applications, along with physician training through our state-of-the-art global network of companies. The Company’s mission is to enable physicians to make the benefits of stem cell medicine a reality for patients around the world. They combine extensive clinical research with the manufacturing and commercialization of viable cell therapy and immune support related products that will change the course of traditional medicine around the world forever. The Company’s strategy allows them the ability to create immediate revenue streams through product sales, distribution, and clinical applications, driven by our extensive education platform.

The Company envisions the ability to improve “health-span” through the discovery and developments of new cellular therapy products, and cutting-edge technology

On May 23, 2019, Global Stem Cells Group, Inc. entered into a Binding Letter of Intent with Lans Holdings Inc., whereby Lans Holdings Inc. will acquire 50,000,000 shares of common stock, representing all of the issued and outstanding shares of common stock of Global Stem Cells Group, Inc. held by Benito Novas.

In exchange for the 50,000,000 shares of common stock of Global Stem Cells Group, Inc. Lans Holdings, Inc. shall issue the following to Benito Novas:

●	237,500 shares of Series C Preferred Stock

●	8,974 shares of Series D Preferred Stock

●	In addition Lans Holdings, Inc. shall pay an amount equal to $300,000

Each of Lans Holdings, Inc and Global Stem Cells Group, Inc. shall retain its respective CEO and Directors and no other directors shall be appointed within the content of the closing.

On July 1, 2019 and September 18, 2019 Lans Holdings, Inc. paid $50,000 and $25,000, respectively to Global Stem Cells Group, Inc. pursuant to the May 23, 2019 Binding Letter of Intent.

On November 27, 2019, Meso Numismatics, Inc. entered into an Assignment and Assumption Agreement with Lans Holdings, Inc., whereby Lans Holdings, Inc. assigned all of its rights to, obligations and interest in a Binding Letter of Intent entered into on May 23, 2019 with Global Stem Cells Group, Inc. and Benito Nova, setting forth the principal terms pursuant to which the Company will acquire 50,000,000 shares of common stock of Global Stem Cells Group, Inc.

In exchange for the 50,000,000 shares of common stock of Global Stem Cells Group, Inc. Meso Numismatics, Inc. shall issue the following to Benito Nova:

●	1,000,000 shares of Series AA super voting Preferred Stock

●	8,974 shares of Series DD Preferred Stock

●	In addition Meso Numismatics, Inc. shall pay an amount equal to $225,000

On December 23, 2019, Global Stem Cells Group, Inc. and Benito Novas entered into the Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc., and Lans Holdings, Inc. whereby the Original Agreement is amended to extend the deadline to enter into the New LOI to 120 days from the execution of the Post Closing Amendment.

On April 22, 2020, Global Stem Cells Group, Inc. and Benito Novas entered into a Second Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 150 days from the execution of the Second Amendment.

On May 7, 2020 and July 27, 2020 Meso Numismatics, Inc. paid $50,000 and $75,000, respectively to Benito Nova, which was contributed to the Company, pursuant to the November 27, 2019, Assignment and Assumption Agreement.

On September 16, 2020, Global Stem Cells Group, Inc. and Benito Novas entered into a Third Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 180 days from the execution of the Third Amendment.

On September 18, 2020 Meso Numismatics, Inc. paid $50,000 to Benito Nova, which was contributed to the Company, pursuant to the November 27, 2019, Assignment and Assumption Agreement.

On March 12, 2021, Global Stem Cells Grou, Inc. and Benito Novas entered into a Fourth Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 90 days from the execution of the Fourth Amendment.

On June 22, 2021, Global Stem Cells Group, Inc. and Benito Novas entered into a Fifth Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc.

On June 22, 2021, Global Stem Cells Group, Inc. and Benito Novas entered into a stock purchase agreement with Meso Numismatics, Inc. Pursuant to the terms of the stock purchase agreement, Meso Numismatics, Inc. shall acquire 50,000,000 shares of common stock of Global Stem Cells Group, Inc., representing all of the outstanding shares of Global Stem Cells Group Inc, from Benito Novas in exchange for the following:

●	1,000,000 shares of Series AA super voting Preferred Stock

●	8,974 shares of Series DD Preferred Stock

●	In addition Meso Numismatics, Inc. shall pay an amount equal to $225,000

On August 18, 2021, the sale to Meso Numismatics, Inc. closed and the Company became a wholly owned subsidiary of Meso Numismatics, Inc. (see Note 9).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The Company consolidates the assets, liabilities, and operating results of its wholly owned and majority-owned subsidiaries: Stem Cell Training, Inc. and Adimarket LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”).

Use of Estimates in Financial Statement Presentation

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid accounts with original maturities of three months or less to be cash equivalents. At June 30, 2021 and December 31, 2020, all of the Company’s cash was deposited in major banking institutions. Our cash balances at financial institutions may exceed the Federal Deposit Insurance Company’s (FDIC) insured limit of $250,000 from time to time.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 and $0 as of June 30, 2021 and December 31, 2020, respectively.

Property and Equipment

Property and equipment are recorded at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the asset’s estimated life. Furniture, equipment, and vehicles are all depreciated over 5 years.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company’s main source of revenue is comprised of the following:

●	Training-GSCG offers a Stem Cell & Exosomes Certification Program where physicians attending this training sessions will take advantage of a full review of stem cell biology, characterization and regenerative properties of cells and cell products, cytokines and growth factors and how can be apply in the clinic. The physicians will pay for the training sessions upfront and receives all the material and certificate upon completion of seminar which is when revenue is recognized by GSCG.

●	Products-Physicians can order SVF Kits through GSCG which includes EC Certificate from Institute for Testing and Certificating, Inc. SVT Kits are paid for upfront and shipped from third party directly to physicians. Revenue is recognized by GSCG when product is shipped.

●	Equipment- Physicians can order equipment through GSCG which includes warranty from manufacture of equipment. Equipment is paid for upfront and shipped from manufacture directly to physicians. Revenue is recognized by GSCG when product is shipped.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses of $74,256, and $39,193 were expensed in the six months ended June 30, 2021 and June 30, 2020, respectively.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities, given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

At June 30, 2021 and December 31, 2020, the carrying amounts of the Company’s financial instruments, including cash, account payables, and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

At June 30, 2021 and December 31, 2020, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

New Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. For private companies ASU 2016-02 is effective for all annual reporting periods beginning after December 15, 2021. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvement to Nonemployee Share-Based Payment Accounting, which is part of the FASB’s simplification initiative to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. This update provides consistency in the accounting for share-based payments to nonemployees with that of employees. The Company has adopted ASU 2018-07 in the first quarter of 2019. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), which modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timing of such transfers. The ASU expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). The ASU is effective for public entities for fiscal years beginning after December 15, 2019. The Company has not historically had any transfers between Level 1 and Level 2 or assets or liabilities measured at fair value under Level 3. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

Other accounting standards and amendments to existing accounting standards that have been issued and have future effective dates are not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, resulting in an accumulated deficit of approximately $244,808 as of June 30, 2021 and future losses are anticipated. These factors, among others, generally tend to raise substantial doubt as to its ability to obtain additional long-term debt or equity financing in order to have the necessary resources to further design, develop and launch the website and market the Company’s new service.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations in the future and/or to obtain the necessary financing to meet its obligations arising from normal business operations when they come due. The Company intends to raise additional capital through private placements of debt and equity securities, to expand its development of Global Stem Cell operations.

Accordingly, the accompanying unaudited financial statements are accounted for as if the Company is a going concern and does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern.

NOTE 3 – REVENUE RECOGNITION

On January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), the Company recognizes revenue from the sales of products, by applying the following steps:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

(4)	Allocate the transaction price to each performance obligation in the contract

(5)	Recognize revenue when each performance obligation is satisfied

The Company’s main source of revenue is comprised of the following:

●	Training-GSCG offers a Stem Cell & Exosomes Certification Program where physicians attending this training sessions will take advantage of a full review of stem cell biology, characterization and regenerative properties of cells and cell products, cytokines and growth factors and how can be apply in the clinic. The physicians will pay for the training sessions upfront and receives all the material and certificate upon completion of seminar which is when revenue is recognized by GSCG.

●	Products-Physicians can order SVF Kits through GSCG which includes EC Certificate from Institute for Testing and Certificating, Inc. SVT Kits are paid for upfront and shipped from third party directly to physicians. Revenue is recognized by GSCG when product is shipped.

●	Equipment- Physicians can order equipment through GSCG which includes warranty from manufacture of equipment. Equipment is paid for upfront and shipped from manufacture directly to physicians. Revenue is recognized by GSCG when product is shipped.

The following table presents the Company’s revenue by product category for the six months ended June 30, 2021 and 2020:

	For the Six Months Ended June 30,
	2021	2020
Training	$65,818	$110,256
Product Supplies	170,766	56,990
Equipment	178,615	45,065
Total revenue	$415,199	$212,311

COVID-19

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis adversely affecting our 2021 and 2020 business, results of operations and financial condition.

The outbreak of COVID-19 has resulted in a widespread health crisis that adversely affected the economies and financial markets in which we operate. Restrictions in travel from April 2020 to June 2021along with in person meetings limited our training of new customers along with selling them products and equipment.

NOTE 4 – NOTES PAYABLE

On January 5, 2019, the Company acquired the 2018 Jaguar F-Pace from Benito Novas for $45,000 and assumed the related auto loan, with a balance of $20,991 at 8.99% interest for 49 remaining months and monthly payments of $504.94. The interest expense for the years ended December 31, 2020 and December 31, 2019, total $1,236 and $2,146, respectively. As of December 31, 2020 and December 31, 2019, the principal balance of the outstanding auto loan was $11,056 and $15,880, respectively. The lender has a secured interest in the vehicle.

On November 17, 2020, the Company entered into an agreement with an Investor for proceeds in the amount of $400,000 treated as a promissory note. In exchange for the gross proceeds, the Investor shall receive the right to a perpetual 7.75% (payment percentage) of the revenues of Global Stem Cell Group. The payments of the payment percentage shall be calculated by multiplying the gross quarterly revenues appearing in the financial statements by the payment percentage and treated as accrued interest. The interest expense for the years ended June 30, 2021 and December 31, 2020, total $32,599 and $12,753, respectively

In accordance with the provisions of Accounting Standards Codification 470-10-25, the Company has treated this arrangement as debt due to its continuing involvement in the generation of revenue under this agreement.

The balance of the notes payable as of June 30, 2021 and December 31, 2020 is as follows:

	June 30,	December 31,
	2021	2020
Auto loan payable	$8,474	$11,056
Investor note payable	400,000	400,000
Total notes payable	$408,474	$411,056

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31, 2020	December 31, 2020
Furniture and fixtures	$16,376	$16,376
Medical equipment	1,069	1,069
Vehicles	45,000	45,000
	62,445	62,445
Less: accumulated depreciation	(35,484)	(30,032)
Total property and equipment, net	$26,961	$32,413

Depreciation expense for the six months ended June 30, 2021 and June 30, 2020 was $5,452 and $5,681, respectively.

NOTE 6 – STOCKHOLDERS EQUITY

Common Shares

On April 15, 2015, the Company issued 200 shares of common stock to Aesthetic Marketing Group, LLC, an entity controlled by Benito Novas, for an aggregate sum of $200.

On May 23, 2019, the Company issued 49,999,800 shares of common stock to Aesthetic Marketing Group, LLC, an entity controlled by Benito Novas, for an aggregate sum of $49,999.

As of June 30, 2021 and December 31, 2020, the Company has 50,000,000 and 50,000,000 common shares issued and outstanding, respectively.

In the six months ended June 30, 2020, the sole shareholder of the Company contributed $50,000 in proceeds received from Meso Numismatics, Inc. as part of the sale of the Company (see note 9).

NOTE 7 – RELATED PARTY TRANSACTIONS

Benito Novas’ brother, sister and nephew provide marketing/administrative and training/R&D services to Global Stem Cells Group and were paid as consultants for the six months ended June 30, 2021 and June 30, 2020 in aggregate $84,532 and $40,003, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Per the Agreement between Global Stem Cell Group and an Investor dated November 17, 2020, in the event that any of Global Stem Cell Group, and/or the Entities and /or Parent (individually the Company’ and collectively the ‘Companies”) dispose of any Assets to any party or third party or parties (an Asset Disposition”), then Global Stem Cell Group shall undertake to cause such party, third party or parties to acquire the Right from the Investor. The consideration for the Right shall be equal to the fair value (“FV”) of the Assets at the time of the Asset Disposition (the “Asset Disposition Payment”). The Asset Disposition Payment shall not exceed 27.5% (twenty-seven and a half percent) of the FV of the Assets. As part of the agreement, should the Company consummate its acquisition agreement with Meso Numismatics, Inc., so long as Meso Numismatics, Inc. agrees to be bound by the provision after the acquisition, then that provision will not trigger at the time of sale of the Company to Meso Numismatics, Inc. (see Note 9).

NOTE 9 – SUBSEQUENT EVENTS

On August 18, 2021, Meso Numismatics, Inc., completed its acquisition of Global Stem Cells Group, Inc., through a Stock Purchase Agreement acquiring all the outstanding capital stock of Global Stem Cells Group, Inc and paid the purchase price of a total of 1,000,000 shares of Series AA Preferred Stock in the Company, 8,974 shares of Series DD Preferred Stock in the Company and $225,000 USD (the final payment of $50,000 was made on July 2, 2021).